UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      June 26, 2001

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code	(800) 326-5789

ITEM 2. ACQUISITION OF ASSETS.

          On June 26, 2001, Hickory Tech Corporation (HickoryTech) closed on the previously announced agreement to purchase two digital personal communications services (PCS) licenses from McLeodUSA Incorporated for $11,100,000 in cash.

          HickoryTech has purchased the Minnesota Basic Trading Areas (BTAs) of Mankato-Fairmont and Rochester-Austin-Albert Lea, an area covering a population of approximately 493,000 people. The BTAs are contiguous and are located in southeastern Minnesota, on the Iowa border. This area complements HickoryTech’s current wireless operations and adds ten additional Minnesota counties and one Iowa county to the company’s footprint to the west, east and south. There were no customers, existing revenue stream or physical property and equipment included with this acquisition as the BTAs are undeveloped.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:  June 29, 2001
HICKORY TECH CORPORATION

By	/s/ Robert D. Alton, Jr.
Robert D. Alton, Jr.
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer